EXHIBIT 10.2

                             PARTICIPATION AGREEMENT

                       Portions of West Cameron Block 593

         This Participation Agreement ("Agreement") is made and entered into effective as of the 20th day of June, 2006 (the "Effective Date"), by and between Newfield Exploration Company ("Newfield") and Ridgewood Energy Corporation ("Ridgewood"). Newfield and Ridgewood are also sometimes hereinafter referred to collectively as the "Parties" or individually as a "Party".

                                   WITNESSETH:

         WHEREAS, Mariner Energy, Inc. ("Mariner"), Northstar Gulfsands, LLC ("Northstar") and Gulfsands Petroleum USA, Inc.("Gulfsands") (collectively referred to as the "WC 593 Owners") own one hundred percent (100%) operating rights interest in the following described portion of oil and gas lease and area, hereinafter referred to as the "Contract Area":

         Oil and Gas Lease dated February 1, 1971, bearing serial number OCS-G 02023, by and between the United States of America, as Lessor, and Texas Eastern Exploration Co., et al, as Lessees, covering all of Block 593, West Cameron Area, South Addition, OCS Leasing Map, Louisiana Map No. LA1B, INSOFAR AND ONLY INSOFAR AS said lease covers the South Half (S/2) of said Block 593, containing approximately 2,500 acres.

         WHEREAS, Newfield and the WC 593 Owners entered into that certain Option Agreement, dated January 17, 2006 ("Option Agreement"), which provided the WC 593 Owners the option to either (i) participate with Newfield in drilling a test well on the Contract Area or (ii) farmout the Contract Area to Newfield. A copy of the Option Agreement is attached hereto as Exhibit "A";

         WHEREAS, pursuant to the Option Agreement, Mariner and Gulfsands elected to farmout the Contract Area to Newfield, and Newfield has entered into a formal farmout agreement with Mariner and Gulfsands, dated effective July 7, 2006 ("Farmout Agreement") covering the Contract Area, which will provide that Mariner and Gulfsands shall reserve an overriding royalty interest ("ORRI") of 8.3333% of 6/6ths which shall escalate to a 10.00% of 6/6ths ORRI at Payout, but proportionately in the event that Mariner and Gulfsands owns less than one hundred percent (100%) of the record title and/or operating rights in the Contract Area which Newfield may earn. The Farmout Agreement shall contain terms substantially the same as those provided in the Option Agreement. A copy of the Farmout Agreement is attached hereto as Exhibit "B";

         WHEREAS, Ridgewood agrees to bear its proportionate share of drilling costs associated with the Initial Test Well (defined in Paragraph 3.1 hereinbelow) in order to earn an interest in the Contract Area, pursuant to the terms and conditions of this Agreement, the Option Agreement and the Farmout Agreement.

         WHEREAS, the Parties desire to enter into this Agreement to set forth the manner in which the cost of drilling, producing and operating wells, and the production from the Contract Area and interest in the Contract Area shall be shared and/or owned.

         NOW, THEREFORE, for the consideration, being the mutual benefits and advantages accruing hereunder, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

                       Article 1 - Interest of the Parties
                       -----------------------------------

         The costs, risk and liabilities associated with the exploration and development of the Contract Area (including all wells, platforms, pipelines, facilities and equipment associated directly with the specified operations herein) and all oil and gas produced from wells drilled pursuant to the terms hereof, shall be borne and owned, subject to the terms and conditions set out herein and in the Option Agreement and the Farmout Agreement, and unless otherwise agreed, by the Parties in accordance with the following percentage working interests ("Working Interests"):

         Party                                   Working Interests
         -----                                   -----------------
         Newfield                                    50.00000%
         Ridgewood                                   43.28499%
         Northstar                                    6.71501%


                         Article 2 - Operating Agreement
                         -------------------------------

         2.1 Newfield is designated as the Operator of the Contract Area, and all operations conducted on the Contract Area shall be performed in accordance with and shall be subject to the terms and provisions of this Agreement, the Option Agreement, the Farmout Agreement and the Operating Agreement attached hereto as Exhibit "C" ("Operating Agreement"). The Parties shall execute the Operating Agreement simultaneously with this Agreement.

         2.2 Notwithstanding anything herein to the contrary, the non-consent penalties set forth in Article XII of the Operating Agreement shall not be applicable to drilling operations on the Initial Test Well, or substitute therefor, prior to the Parties drilling an Earning Well (as hereinafter defined).

                          Article 3 - Initial Test Well
                          -----------------------------

         3.1 On or before August 31, 2006, Newfield shall commence actual drilling operations for the West Cameron 593 (OCS-G-02023) No. 5 Well at an approximate surface location of 3,850' FSL and 3,650' FEL of West Cameron 593 and bottom-hole location of 3,850' FSL and 3,650' FEL of West Cameron 593 ("Initial Test Well"). The Initial Test Well shall be drilled to an approximate depth of 12,700' MD/TVD, or a depth sufficient to test the "K-l" Sand Horizon as seen at 13,239' -13,367' MD on that certain Induction Spherically Focused/Sonic Log for the OCS-G 02023 No. A-5 Well (API No. 17-702-40398-00), whichever depth is shallower ("Contract Depth").


      Participation Agreement - West Cameron Block 593 dated June 20, 2006
           Newfield Exploration Company & Ridgewood Energy Corporation

         3.2 Ridgewood shall bear its proportionate share of the Newfield Employee Overriding Royalty Interest of 1.00% ("Newfield ORRI").


         The dry hole well cost for the Initial Test Well is estimated to be $13,786,874.00 ("Dry Hole Cost") as outlined on the drilling authorization for expenditure ("AFE") for the Initial Test Well attached hereto as Exhibit "D". By its execution of this Agreement, Ridgewood has approved the AFE.

         3.3 Casing Point is defined as that point in time when the Initial Test Well, or substitute well therefor, has been drilled to the Contract Depth, appropriate tests have been performed and a recommendation is made to (i) set casing and complete the well, (ii) plug and abandon the well or (iii) conduct other operations as provided within the priority of operations outlined within the Operating Agreement.

         3.4 If the Initial Test Well is either, i) unable to reach the Contract Depth due to encountering domal material, heaving shale, saltwater, salt or other impenetrable substance, or suffers any adverse condition (mechanical, structural, stratigraphic or otherwise) in drilling said well, which substance or condition cannot be overcome at a reasonable cost by means considered customary or ordinary in the industry; or, ii) plugged and abandoned as a dry hole, then any Party shall have the right to propose a substitute well in the same manner as provided for hereinabove. Each Party shall have the option, but not the obligation, to participate in such substitute well; however, if a Party elects not to participate in a substitute well, it shall forfeit its rights under this Agreement, and in the Farmout Agreement. If actual drilling operations are commenced on the substitute well within ninety (90) days from the date of rig release of the Initial Test Well, then said well shall be considered the Initial Test Well for purposes of this Agreement.

                 Article 4 - Assignment and Assumption of Rights
                 -----------------------------------------------

         4.1 Newfield has obtained the WC 593 Owners' written consent to assignment, by Newfield to Ridgewood, of a 43.28499% interest in the rights, duties and obligations conferred by the Option Agreement and Farmout Agreement.

         4.2 Upon each Party's participation pursuant to the terms and conditions set forth herein and in the Farmout Agreement, and upon the Parties drilling an Earning Well (as defined in the Farmout Agreement) and satisfying the Earning Requirements defined and set out in the Farmout Agreement, the Parties who participated in the Earning Well, and the full satisfaction of the Earning Requirements, shall receive from Mariner and Gulfsands, an assignment of their respective Working Interest shares of the operating rights interest in the Contract Area, from the surface down to the base of the deepest productive interval in said well and its stratigraphic equivalent, plus one hundred (100) feet.

         4.3 The interests assigned to the Parties pursuant hereto shall be subject only to the federal l/6th royalty (subject to any applicable royalty relief granted by the Minerals Management Service), the ORRI and the Newfield ORRI, and shall be free and clear of any other overriding royalty interest,

      Participation Agreement - West Cameron Block 593 dated June 20, 2006
           Newfield Exploration Company & Ridgewood Energy Corporation production payments, or other burdens on production. The Farmout Agreement provides that Mariner and Gulfsand's assignment of interest in the Contract Area shall contain a special warranty of title whereby Mariner and Gulfsands shall warrant title to the assigned interest by, through, or under Mariner and Gulfsands, but not otherwise.

                       Article 5 - Ownership of Production
                       -----------------------------------

         Production from each well drilled on the Contract Area will be owned pursuant to the terms of this Agreement, the Farmout Agreement and the Operating Agreement.

                              Article 6 - Insurance
                              ---------------------

         In connection with any drilling and/or production operations on the Contract Area, the Operator shall carry the type and amount of insurance required by the Farmout Agreement and the Operating Agreement. No other insurance shall be required of the Operator hereunder.

                           Article 7 - Confidentiality
                           ---------------------------

         Except for required disclosures as provided in the Operating Agreement, or the Farmout Agreement, no Party shall release any geological, geophysical, or reservoir information or any logs or other information pertaining to the progress, tests, or results of any well drilled pursuant to this Agreement.

                              Article 8 - Conflicts
                              ---------------------

         Unless provided for otherwise in this Agreement, in the event of any conflict between the terms and conditions as set forth herein and the terms and conditions set forth in the Farmout Agreement, the terms and conditions set forth in the Farmout Agreement shall control. In the event of any conflict between the terms and conditions as set forth herein and the terms and conditions set forth in the Operating Agreement, the terms and condition set forth herein shall control.

                               Article 9 - Notices
                               -------------------

         All notices, requests or demands to be given under this Agreement shall be in writing and shall be deemed to have been given (i) three (3) business days after being sent by registered mail or certified mail, postage prepaid, or (ii) on the day sent, if hand delivered or sent by facsimile, with receipt confirmed and verbal confirmation, in each case addressed as follows or to such other address as may have been furnished in writing to the other Parties hereto in accordance herewith:

      Participation Agreement - West Cameron Block 593 dated June 20, 2006
           Newfield Exploration Company & Ridgewood Energy Corporation

         If to Newfield:
         Newfield Exploration Company
         363 N. Sam Houston Pkwy. E., Suite 2020
         Houston, Texas 77060
         Attention: Ms. Christina Linscomb
         Office Phone: (281) 847-6074
         Fax Number:   (281) 405-4207

         If to Ridgewood:
         Ridgewood Energy Corporation
         11700 Old Katy Road, Suite 280
         Houston, Texas 77079
         Attn:   Mr. Greg Tabor
         Office Phone: (281) 293-8449
         Fax Number:   (281) 293-7705


                          Article 10 - Topical Headings
                          -----------------------------

         Topical headings appearing at the top of each numbered article have been inserted for convenience only and are to be given no force or affect whatsoever in the interpretation of this Agreement.

                       Article 11 - Successors and Assigns
                       -----------------------------------

         This Agreement shall be binding upon each Party and their successors and assigns. An assignment by a Party of any lands affected by this Agreement shall be made expressly subject to, and the assignee shall expressly agree to assume and comply with, the terms and provisions of this Agreement, the Option Agreement, the Farmout Agreement and the Operating Agreement.

                       Article 12 - Counterpart Execution
                       ----------------------------------

         This Agreement may he executed by signing the original or a counterpart thereof. If this Agreement is executed in counterparts, all counterparts taken together shall have the same effect as if all the Parties had signed the same instrument. However, this Agreement shall not be effective as to any Party, until it has been executed by all Parties.

      Participation Agreement - West Cameron Block 593 dated June 20, 2006
           Newfield Exploration Company & Ridgewood Energy Corporation

         IN WITNESS WHEREOF, this instrument is executed by each of the Parties on the dates noted below, but shall be effective as of the Effective Date hereinabove first written.

WITNESSES:                             NEWFIELD EXPLORATION COMPANY
/s/ [ILLEGIBLE]                        /s/ W. M. BLUMENSHINE
-----------------------------          -------------------------------------
                                       Name:   W. M. Blumenshine
/s/ [ILLEGIBLE]                        Title:  Attorney-in-Fact
-----------------------------


WITNESSES:                             RIDGEWOOD ENERGY CORPORATION

/s/ [ILLEGIBLE]                        /s/ W. GREG TABOR
-----------------------------          -------------------------------------
                                       Name:   W. GREG TABOR
/s/ [ILLEGIBLE]                        Title:  EXECUTIVE VICE PRESIDENT
-----------------------------

/s/ [ILLEGIBLE]
-----------------------------



      Participation Agreement - West Cameron Block 593 dated June 20, 2006
           Newfield Exploration Company & Ridgewood Energy Corporation

                                   EXHIBIT "A"
                   Attached to and made a part of that certain
                     Participation Agreement dated effective
                          June 20, 2006, by and between
                        Newfield Exploration Company and
                          Ridgewood Energy Corporation

                                    NEWFIELD
                                [GRAPHIC OMITTED]

                                January 17, 2006

Christina Barker Linscomb
Landman

       Mr. John Ash                               Mr. Bill Peterson
       Senior Landman                             Director of Land
       Forest Energy Resources, Inc.              Northstar Gulfsands, LLC
       707 17th Street, Suite 3600                11 Greenway Plaza, Suite 2828
       Denver, CO  80202                          Houston, TX  77046

                 Re:      Option Agreement
                          Covering the South Half (S/2) of
                          West Cameron Block 593; OCS-G 02023
                          Federal Offshore Louisiana

Ladies and Gentlemen:


Newfield Exploration Company ("Newfield") hereby proposes that Forest Energy Resources, Inc. ("Forest") and Northstar Gulfsands, LLC ("Northstar"), as owners of Lease No. OCS-G 02023, West Cameron Block 593, commit their respective interests as to the South Half (S/2) only of said lease (this portion to be referred to as the "WC 593 Acreage"), pursuant to the following terms and conditions:

1.       WC 593 Owners.
         -------------

         Forest and Northstar may hereinafter be referred to individually as "WC 593 Owner", or collectively, as "WC 593 Owners". This Option Agreement, and the rights and obligations set forth herein, shall apply to each WC 593 Owner on an individual basis.

2.       Well Proposal.
         -------------

         (a) Within thirty (30) days after full execution of this Option Agreement, Newfield shall hold a technical review meeting in its offices and give WC 593 Owners a prospect presentation, detailing Newfield's geological/geophysical evaluation of the WC 593 Acreage, including any prospect Newfield has identified and whether or not Newfield plans to drill same on the WC 593 Acreage.

         (b) Within fifteen (15) days following the technical review, and after due consultation with WC 593 Owners, Newfield may propose to WC 593 Owners the drilling and evaluating of a well (the "Initial Test Well") at a location of its choice on the WC 593 Acreage to an objective depth below 10,000' TVD, such objective depth to be further defined in a mutually agreeable farmout or participation agreement ("Contract Depth") with the option to drill to a deeper depth, and shall provide WC 593 Owners with a proposed location, objective, cost estimate, AFE and well plan. Should Newfield not propose the Initial Test Well as provided in this paragraph, this Option Agreement will terminate on the fifteenth (15th) day after the technical review provided for in paragraph 2(a) above.

       Newfield Exploration Company 363 N. Sam Houston Pkwy E. Suite 2020
             Houston, Texas 77060 (281) 847-6074 Fax (281) 405-4207

WC 593 Option Agreement
January 17, 2006
Page 2

3.       WC 593 Owners' Option.
         ---------------------

         WC 593 Owners shall have thirty (30) days from receipt of the Initial Test Well proposal under paragraph 2(b) within which to make their individual elections, in writing to Newfield, to either participate in the drilling of the Initial Test Well or to farmout the WC 593 Acreage, as follows:

         (a) Participate in the Drilling of the Initial Test Well. If a WC 593 Owner elects to participate ("Participating WC 593 Owner"), then:

                  (i) The Initial Test Well, subsequent wells and related development costs, if any, within the Contract Area (as described below), shall be funded a minimum fifty percent (50%) by Newfield and up to fifty percent (50%) by the Participating WC 593 Owners, such participating interests of the WC 593 Owners, unless otherwise agreed by them or unless one such party elects not to participate, to be proportionate to the original interests owned by the WC 593 Owners in the WC 593 Acreage;

                  (ii) If the Initial Test Well, or its Substitute Well (as described in paragraph 5a), is timely drilled to Contract Depth and qualifies as a well capable of producing in paying quantities in accordance with 30 CFR 250.115 or 30 CFR 250.116 and Newfield completes said well and produces hydrocarbons to sales (an "Earning Well"), Newfield, depending on the final participation interest of the parties, shall earn an assignment of a minimum fifty percent (50%) of the Participating WC 593 Owners' operating rights in the WC 593 Acreage from the surface down to the base of the deepest productive interval in said well and its stratigraphic equivalent, plus one hundred (100) feet, such depth and portion of the WC 593 Acreage to be referred to herein as the "Contract Area";

                  (iii) Except as provided in this Option Agreement, all operations will be governed by a mutually acceptable operating agreement covering the Contract Area, designating Newfield as Operator, under which Newfield and any Participating WC 593 Owner each own their respective interests in the Contract Area; and

                  (iv) Newfield and any Participating WC 593 Owner shall in good faith and in a timely manner negotiate and execute a comprehensive and mutually acceptable participation agreement consistent and in line with the terms hereof, including the operating agreement referred to immediately above; or

WC 593 Option Agreement
January 17, 2006
Page 3

         (b) Farmout to Newfield the WC 593 Acreage. If a WC 593 Owner elects not to participate in the Initial Test Well ("Non-Participating WC 593 Owner"), then:

                  (i) The Non-Participating WC 593 Owner shall designate Newfield as Operator of the WC 593 Acreage for the purposes of drilling the Initial Test Well, except as to aliquots and/or wellbores associated with WC 593 Owners's existing West Cameron Block 593 production operations located on the WC 593 Acreage, if any;

                  (ii) If the Initial Test Well, or its Substitute Well (as described in paragraph 5a), is an Earning Well, Newfield shall earn an assignment of one hundred percent (100%) of each Non-Participating WC 593 Owner's operating rights in the WC 593 Acreage from the surface down to the base of the deepest productive interval in said well and its stratigraphic equivalent, plus one hundred (100) feet;

                  (iii) Newfield will have the option to earn rights to deeper depths in the WC 593 Acreage by commencing drilling operations on or before one (1) year from the date on which the drilling rig is released from the Earning Well. Any such additional well to earn the deeper rights shall be drilled in accordance with all of the terms and conditions of this Option Agreement, except that the Contract Depth shall be revised, as appropriate. Failure to drill or participate in the drilling of an optional deeper test well during said period shall result in loss by Newfield of any further option to earn such deeper rights;

                  (iv) The Non-Participating WC 593 Owners shall retain a 8.3333% of 6/6ths overriding royalty interest ("ORRI") in the earned portions of the WC 593 Acreage, which shall escalate to a 10.0% of 6/6ths ORRI at Payout (as described below). In the event a Non-Participating WC 593 Owner owns less than one hundred percent (100%) of the record title and/or operating rights interest in the WC 593 Acreage to be earned by Newfield, the Non-Participating WC 593 Owner's retained ORRI shall be proportionately reduced.

                           "Payout" shall be defined as that point in time when Newfield has recouped from the value of production from the Initial Test Well (after deducting Lessor's royalty, operating expenses, the Non-Participating WC 593 Owner's retained ORRI described herein and taxes on production including windfall profits, if any) the costs of drilling, testing, completing and equipping the Initial Test Well, including all costs associated with the installation or upgrade of necessary platforms, pipeline, umbilicals and facilities;

                  (v) Newfield agrees to fully indemnify, defend and hold harmless any Non-Participating WC 593 Owner against all claims, suits, costs, expenses,

WC 593 Option Agreement
January 17, 2006
Page 4

                           damages or other liabilities, including attorney's fees, which arise of any Newfield operations or activities pursuant to this Option Agreement; and

                  (vi) Newfield and any Non-Participating WC 593 Owner shall in good faith and in a timely manner negotiate and execute a comprehensive and mutually acceptable farmout agreement consistent and in line with the terms hereof.

4. Production Handling. Regardless of whether the WC 593 Owners elect to participate or to farmout under paragraph 2 above, but subject to there being sufficient excess capacity over and above WC 593 Owners' existing and future capacity needs at such platform, if requested by Newfield, WC 593 Owners will provide production handling services for Newfield's production obtained pursuant to this Option Agreement at West Cameron Block 593 "A" Platform. The parties agree that if such services are requested by Newfield and there is available capacity at the time of the request, the parties will negotiate and execute a mutually acceptable production handling agreement, and the following terms will be incorporated therein:

                            $0.15/MCF
                            $1.00/bbl oil
                            $1.00/bbl water
                            $0.05/mcf/stage compression, if available
                            $10,000/month minimum processing fee
                            No hook-up fee
                            $15,000 contract operating/pumping fee

5. General Terms and Conditions. Regardless of whether WC 593 Owners agree to participate or to farmout under paragraph 2 above, the parties agree that:

         (a) Newfield will have the option to commence the drilling of another well (a "Substitute Well") in the event the Initial Test Well is unable to reach Contract Depth due to conditions beyond Newfield's control as a prudent operator, within ninety (90) days of the date the rig is released on the well. If the Initial Test Well, or any Substitute Well therefor, reaches Contract Depth but does not qualify as an Earning Well, Newfield shall have ninety (90) days after the plugging and abandonment of such well to commence the drilling of an additional well in an attempt to earn an interest in the WC 593 Acreage.

         (b) Subject to weather conditions, rig availability and the acquisition of all necessary permits, Newfield, notwithstanding any other provision herein, must commence, or cause to be commenced, the drilling of the Initial Test Well within one hundred fifty (150) days after execution of this Option Agreement at a location of its choice on the WC 593 Acreage. Drilling of the Initial Test Well shall thereafter continue in a workmanlike manner to Contract Depth with the option to drill the Initial Test Well or subsequent wells to a deeper depth. Newfield's only penalty for failure to commence the Initial Test Well as provided herein shall be loss of all rights to earn an interest in the WC 593 Acreage.

         (c) Newfield shall not earn an interest in nor assume any additional liability associated with any well, platform, facility, or pipeline currently located on the WC 593 Acreage, except as

WC 593 Option Agreement
January 17, 2006
Page 5

may be provided under any production handling agreement or platform sublease agreement that may be entered into pursuant to this Option Agreement. WC 593 Owners shall retain one hundred percent (100%) of its rights and interests in any such well, platform, facility or pipeline currently located on the WC 593 Acreage, including the obligation to abandon same.

         (d) Newfield shall not drill and produce, or cause to be drilled and produced, from the WC 593 Acreage any reserves that are being produced or capable of being produced by recompletion or other means of recovery from WC 593 Owners' existing wells in the WC 593 Acreage.


         (e) The terms of this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No assignment shall be effective without the prior written approval of the non-assigning party, which approval shall not be unreasonably withheld.


         (f) Any assignment earned by Newfield under this Option Agreement shall be without warranty of title, either express or implied, except for a limited warranty by, through or under WC 593 Owners, but not otherwise.

         (g) For the purpose of giving notice of termination, or any other notice that may be necessary in the performance of this Option Agreement, notice shall be deemed delivered when received. Notice shall be given at the following addresses until written notice is provided by either Party to the other of a change of such address:

          Forest Energy Resources, Inc.                Northstar Gulfsands, LLC
          c/o Forest Oil Corporation                   11 Greenway Plaza
          707 17th Street, Suite 3600                  Suite 2828
          Denver, CO 80202                             Houston, TX  77046
          ATTN: Vic Luszcz                             ATTN: Georgiana Stanley
          Phone: 303-812-1508                          Phone:  713-626-1418
          Fax: 303-812-1557                            Fax:    713-626-3444

          Newfield Exploration Company
          363 N. Sam Houston Parkway East
          Suite 2020
          Houston, TX 77060
          ATTN: Christina Linscomb
          Phone: 281-847-6074
          Fax: 281-405-4207

         (h) Notwithstanding anything herein to the contrary, this Option Agreement is subject to the parties entering into a mutually acceptable comprehensive farmout, participation agreement and operating agreement, as applicable.

WC 593 Option Agreement
January 17, 2006
Page 6

If the terms and conditions described above are acceptable, please indicate your agreement by signing in the space provided below and returning a signed copy of this letter to the attention of the undersigned.

We appreciate your consideration of this proposal and look forward to hearing from you soon. Should you have any questions regarding this proposal, please contact the undersigned at (281) 847-6074. Upon your acceptance of this proposal, please so indicate by signing in the space provided below and returning one copy of this letter via facsimile at (281) 405-4207.


Sincerely,

/s/ CHRISTINA B. LINSCOMB
---------------------------------
Christina B. Linscomb



CBL/rv


AGREED AND ACCEPTED this 26 day of January, 2006.


FOREST ENERGY RESOURCES, INC.

By: /s/ J.C. RIDENS
    -----------------------------
    J.C. Ridens


AGREED AND ACCEPTED this 30 day of January, 2006.


NORTHSTAR GULFSANDS, LLC

By: /s/ GEORGIANA STANLEY
    -----------------------------
Name:  Georgiana Stanley
Title: Senior Vice President

                                   EXHIBIT "B"

                   Attached to and made a part of that certain
                     Participation Agreement dated effective
                          June 20, 2006, by and between
                        Newfield Exploration Company and
                          Ridgewood Energy Corporation

                                    NEWFIELD
                                [GRAPHIC OMITTED]

                                  July 7, 2006

Mariner Energy Resources, Inc.                   Gulfsands Petroleum USA, Inc.
2000 West Sam Houston Parkway South              3050 Post Oak Boulevard
Suite 100                                        Suite 1700
Houston, Texas 77042                             Houston, TX  77056
Attn:  Mr. Dan Tinkler                           Attn:  Ms. Susan Weber

          Re:      Farmout Agreement covering
                   West Cameron Area Block 593
                   OCS-G 02023
                   Federal Offshore Louisiana

Ladies and Gentlemen:

         Mariner Energy Resources, Inc. ("Mariner") and Gulfsands Petroleum USA, Inc. ("Gulfsands") are the owners of the oil and gas lease described below, situated Offshore Louisiana ("Lease"):

         OCS-G 02023 dated effective February 1, 1971, between the United States of America, as LESSOR, and Texas Eastern Exploration Co., et al, as LESSEES, covering All of Block 593, West Cameron Area, South Addition, containing 5,000 acres, more or less; limited specifically to the South Half of the Block. (the "Contract Area").

Mariner and Gulfsands are sometimes referred to herein as "Farmors":

         Upon acceptance of this Farmout Agreement ("Agreement"), Farmors grant to Newfield Exploration Company ("Newfield"), the right to acquire certain interests in the Lease, under the terms and conditions set out below. Farmors and Newfield are herein sometimes referred to collectively as "Parties" and individually as "Party".

         Newfield represents and warrants to Farmors that Newfield is duly qualified with the United States Minerals Management Service (the "MMS") to do business in the Outer Continental Shelf, Gulf of Mexico ("OCS").

         Newfield represents and warrants to Farmors that any third party Newfield submits to Farmors to be designated "Operator" for operations hereunder shall be duly qualified with the MMS to do business on the OCS and duly qualified to operate on the OCS.

         This Agreement implements an election by Farmors not to participate in Newfield's proposed OCS-G 02023 Well No. 5 ("Initial Test Well").

                                       I.
                               INITIAL TEST WELL
                               -----------------

         On or before August 31, 2006, Newfield shall commence actual drilling operations for the West Cameron 593 (OCS-G 02023) No. 5 Well at an approximate surface location of 3,850' FSL and 3,650'

       Newfield Exploration Company 363 N. Sam Houston Pkwy E. Suite 2020
            Houston, Texas 77060 (281) 847-6000 Fax (281) 405-4242.

WC 593 Farmout Agreement
July 7, 2006
Page 2

FEL of West Cameron 593 and bottom-hole location of 3,850' FSL and 3,650' FEL of West Cameron 593 ("Initial Test Well"). The Initial Test Well shall be drilled to an approximate depth of 12,700' MD/TVD, or a depth sufficient to test the "K-1" Sand Horizon as seen at 13,239' - 13,367' MD on that certain Induction Spherically Focused/Sonic Log for the OCS-G 02023 No. A-5 Well (API No. 17-702-40398-00), whichever depth is shallower ("Contract Depth").

         The Initial Test Well, Additional Well or any Substitute Well (defined in Article II below) drilled under the terms of this Agreement, shall be drilled free of any cost and/or liability of any Kind or character to Farmors, and all risk, liability, costs or expenses incurred in connection with drilling, testing, completing, and associated tie-in of said well or wells and/or plugging or abandoning said well or wells shall be borne solely by Newfield, except as provided below.

         Newfield shall not be obligated to drill or commence drilling the Initial Test Well or any other well under the terms of this Agreement. If Newfield fails to commence drilling the Initial Test Well, Newfield will suffer no penalty other than the forfeiture of all rights under this Agreement.

                                       II.
                     SUBSTITUTE WELL and ADDITIONAL WELL(S)
                     --------------------------------------

         If, during the drilling of the Initial Test Well, Newfield encounters impenetrable substances or conditions, including loss of the hole due to mechanical difficulties, which in the opinion of a reasonably prudent Operator under the same or similar conditions would render further drilling impracticable or hazardous, and such condition prevents further drilling of the well, or if such well fails to qualify as a well capable of producing oil or gas in commercial quantities pursuant to 30 CFR ss.250.115 or 30 CFR ss.250.116, Newfield may commence a "Substitute Well", provided actual drilling of this Substitute Well is commenced within ninety (90) days after release of the drilling rig used for the said Initial Test Well or any Substitute Well, and is drilled pursuant to all the terms and provisions of this Agreement applicable to the well for which it is substituted.

         If the Initial Test Well or any Substitute Well therefore, reaches Contract Depth but does not qualify as an Earning Well as described in Section III below, Newfield shall have the continuing right to drill "Additional Well(s)" on the Contract Area provided that each such Additional Well shall be subject to all the terms and provisions of this Agreement, and further provided that Newfield commences actual drilling operations on such Additional Well within ninety (90) days from plugging and abandonment of the prior well.

         Newfield will have the option to earn additional rights to deeper depths in the Contract Area by commencing drilling operations on an Additional Well or before one (1) year from the date on which the drilling rig is released from the Earning Well. Any such Additional Well shall earn the deeper rights in the same manner as provided for the Earning Well. Failure to drill or participate in the drilling of such an Additional Well during said period shall result in such deeper rights being eliminated from the Contract Area.

WC 593 Farmout Agreement
July 7, 2006
Page 3

                                      III.
                                 INTEREST EARNED
                                 ---------------

         Should Newfield drill the Initial Test Well, Substitute Well or Additional Well to Contract Depth, comply with the terms of this Agreement, obtain MMS determination that said well is a well capable of commercial production as provided under 30 CFR ss.250.115 or 30 CFR ss.250.116, and Newfield completes said well and produces hydrocarbons to sales, then said well shall be deemed the "Earning Well" and once Newfield has supplied Farmors with a request for assignment, Farmors shall execute and deliver an "Assignment" assigning to Newfield an interest in the operating rights to the Contract Area. The Assignment shall:

A. Be prepared by Farmors, with the effective date of the Assignment being the date of completion of the well.

B. Be without warranty of title, statutory, express or implied, other than by, through and under the Farmors, and subject only to the MMS reserved royalty interest, and the overriding royalty interest reserved by Farmors as provided Section III(F) below.

C.       Be subject to the approval of the authorized officer of the MMS.

D. Convey to Newfield all of Farmor' interest in and to the operating rights in the Contract Area, from the surface down to the base of the deepest productive interval in said well and its stratigraphic equivalent, plus one-hundred (100) feet.

E. Reserve to Farmors all rights to drill through the Assigned Premises in order to explore, develop and/or operate all rights owned by the Farmors below the Assigned Premises or on lands pooled, or to be pooled, unitized or communitized therewith. Any operations conducted by Farmors on the Assigned Premises shall not unreasonably interfere with the operations of Newfield.

F. Farmors shall retain an 8.3333% of 6/6ths overriding royalty interest ("ORRI") in the earned portions of the WC 593 Acreage, which shall escalate to a 10% of 6/6ths ORRI at Payout (as described below). In the event the Farmors own less than one hundred percent (100%) of the record title and/of operating rights interest in the WC 593 Acreage to be earned by Newfield, the Farmors retained ORRI shall be proportionately reduced.

         "Payout" shall be defined as that point in time when Newfield has recouped from the value of production from the Initial Test Well (after deducting Lessor's royalty, operating expenses, the Farmors' retained ORRI described herein and taxes on production including windfall taxes, if any) the costs of drilling, testing, completing and equipping the Initial Test Well, including all costs associated with the installation or upgrade of necessary platforms, pipeline, umbilicals and facilities.

G. Farmors' ORRI shall be computed in the same manner and paid at the same time as the Lessor's royalty under the Lease and shall be free and clear of all royalty (other than MMS royalty), overriding royalty, and other burdens associated with production and all costs and expenses of drilling and production, except that the ORRI shall be charged with and bear its proportionate part of ad valorem, production severance, excise, and other similar taxes on production. In the event the interest owned by Farmors in the Assigned Premises is less than a full leasehold interest, then the

WC 593 Farmout Agreement
July 7, 2006
Page 4

         ORRI retained by Farmors and the interest earned by Newfield shall each be proportionately reduced.

H. Newfield shall not earn an interest in nor assume any additional liability associated with any well, platform, facility or pipeline currently located on the Contract Area. Newfield shall not drill and produce or cause to be drilled and produced, from the Contract Area, any reserves that are being produced or capable of being produced from Farmors' existing wells in the Contract Area, or by any other means including, but not limited to recompletion of existing wells or the drilling of new wells for reserves that are capable of being produced in existing wells. Farmors shall not drill and produce or cause to be drilled and produced, any new wells in the Contract Area which would compete with and drain reserves discovered by any wells drilled pursuant to this Agreement.

                                       IV.
                            INFORMATION REQUIREMENTS
                            ------------------------

         Farmors shall be given all information obtained as set forth in Exhibit "A", attached hereto. Farmee shall notify Farmors at least twenty-four (24) hours in advance of any coring, logging or testing operations so that Farmors may have representatives present during such operations.

                                       V.
                                 CONFIDENTIALITY
                                 ---------------

A. The term "Confidential Information" shall include any geological, geophysical, engineering, technical, production test, exploratory, or reservoir information, or any logs or other information delivered to Farmors by Newfield pursuant to Article IV above. Confidential Information shall be the property of the Parties and shall be maintained by Farmors as confidential for a period of two (2) years from the date delivery of the Confidential Information to Farmors or until such information is made public by a governmental authority, whichever is earlier. Each Farmor shall use at least the same degree of care in protecting the Confidential Information as it uses in protecting its own proprietary materials.

B. Farmors shall not have any obligation to limit disclosure or use of any portion of Confidential Information which:

         1.       is already in Farmors' possession prior to receipt hereunder;

         2. is now in or hereafter becomes publicly available through no fault of the Farmors;

         3. is disclosed to Farmors without obligation of confidence by a third party which has the right to make such disclosure; or

         4. is independently developed by or for the Farmors without reference to Confidential Information received under this Agreement.

WC 593 Farmout Agreement
July 7, 2006
Page 5

C. Any Party may make Confidential Information available to third parties without the consent of the other Parties as follows:

         1. To a consultant or engineering firm for hydrocarbon reserve or other technical evaluation, analysis or interpretation or for reprocessing, provided that such consultant or engineering firm is not allowed to retain a copy of the Confidential Information after completion of its services and agrees in writing to treat it as confidential.

         2. To show, but not provide copies, to a third party with which a Party is negotiating sale of all or part of its interest in the Contract Area, or a possible merger or consolidation or sale of its business operations; provided that such third party or parties agree in writing to hold all such Confidential Information in confidence. In the event of completion of a transaction contemplated by this Section V.C.2., a copy of all Confidential Information may be provided to the successor in interest of such Party and such Party may also retain copies of the Confidential Information with all the rights and obligations which it had prior to the completion of the transaction.

         3. To show, but not provide copies, to any third parry or parties with which it is negotiating an agreement relating to the development, including transportation or sale, of oil, gas or other minerals in, on or under any region which is geologically related to the area described in the Contract Area.

         4. To show and provide copies of the Confidential Information to affiliates or financial institutions provided that such affiliates or financial institutions agrees to be bound by the confidentiality provisions of this Agreement.

         5. To show the Confidential Information to and provide copies thereof to agencies of federal and state governments having jurisdiction to the extent required by applicable law, rule or regulation, provided that such Party shall take all actions to require the confidential treatment of the Confidential Information which must be disclosed.

                                       VI.
                                CONSENT TO ASSIGN
                                -----------------

         Except for assignments to affiliates of Newfield, internal partners of Newfield or financial institutions as part of a financing arrangement, Newfield may not assign any rights under this Agreement without the prior written consent of Farmors, and any assignment made without such consent shall be void. Should Newfield request Farmors' consent to assign to a willing and financially able party, Farmors' consent shall not be unreasonably withheld.

WC 593 Farmout Agreement
July 7, 2006
Page 6

                                      VII.
                                    INDEMNITY
                                    ---------

         NEWFIELD SHALL RELEASE, DEFEND, INDEMNIFY, AND HOLD FARMORS, THEIR AFFILIATES AND CONTRACTORS, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, OR REPRESENTATIVES, CONTRACTORS, SUBCONTRACTORS, SUCCESSORS AND ASSIGNS HARMLESS, TO THE MAXIMUM EXTENT PERMITTED BY LAW, FROM AND AGAINST ANY CLAIMS, LIABILITIES, AND LOSSES FOR INJURY, DEATH OR DAMAGE OF EVERY KIND AND CHARACTER TO PERSONS, PROPERTY OR THE ENVIRONMENT (INCLUDING, BUT NOT LIMITED TO THE COST OF LITIGATION AND ATTORNEY'S FEES INCURRED IN CONNECTION WITH THE SAME) ARISING OUT OF OR IN CONNECTION WITH NEWFIELD'S OPERATIONS UNDER THE TERMS OF THIS AGREEMENT, INCLUDING CLAIMS DERIVING FROM ACTS OF FARMORS, THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, CONTRACTORS, SUBCONTRACTORS, SUCCESSORS AND ASSIGNS; OR NEWFIELD, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, CONTRACTORS, SUBCONTRCTORS, SUCCESSORS, AND ASSIGNS; PROVIDED THAT IF ANY SUIT IS FILED ON ANY CLAIM, NEWFIELD SHALL IMMEDIATELY NOTIFY FARMORS AND PERMIT FARMORS TO PARTICIPATE IN THE DEFENSE THEREOF WITHOUT WAIVER OR IMPAIRMENT OF NEWFIELD'S INDEMNITIES TO FARMORS; HOWEVER, THE ABOVE SHALL NOT APPLY TO FARMORS IN THE EVENT OF A FARMOR'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                                      VIII.
                            ASSUMPTION OF LIABILITIES
                            -------------------------

         It is understood that Newfield shall assume all duties, responsibilities and liabilities in connection with all of its operations on the Lease and that Newfield shall perform all duties and make any and all filings and reports as necessary and obtain all necessary permits in connection with the drilling and plugging and abandoning of any well or wells drilled under the terms of this Agreement. Newfield does hereby agree to defend, indemnify, release and hold harmless Farmors from and against any such duties, responsibilities and liabilities.

                                       IX.
                                SEVERAL LIABILITY
                                -----------------

         The Parties hereby agree that the respective obligations and liabilities of the Parties under this Agreement shall be several, not joint or collective, and each Party shall be responsible for its own obligations. It is not the intention of the Parties to create, nor shall this Agreement be construed as creating, a mining or other partnership, agency or association between the Parties or to render them liable as partners, agents or associates.

WC 593 Farmout Agreement
July 7, 2006
Page 7

                                       X.
                                   COMPLIANCE
                                   ----------

         Newfield shall comply with all laws and regulations applicable to any activities carried out by Newfield under the provisions of this Agreement and any amendments hereto. Newfield agrees to immediately notify Farmors of any material failures to comply with applicable laws or regulations, AND AGREES TO RELEASE, INDEMNIFY, DEFEND, AND HOLD HARMLESS EACH FARMOR FROM AND AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DEMANDS, ORDERS, JUDGMENTS, NOTICES, DAMAGES OR OTHER MATTERS, WHETHER SIMILAR OR DISSIMILAR IN NATURE WHICH MAY ARISE FROM NEWFIELD'S FAILURE TO COMPLY WITH SUCH LAWS AND REGULATIONS.

                                       XI.
                                    INSURANCE
                                    ---------

         At all times while operations are being conducted hereunder, Farmee shall provide or cause to be provided insurance in accordance with Exhibit "B", attached hereto, and incorporated herein. Farmee shall use commercially reasonable efforts to require its contractors and subcontractors or third parties performing work on the Farmout Lands to provide such insurance as Farmee deems to be reasonable and consistent with requirements set forth in Exhibit "B" in relation to the work to be performed by said contractors, subcontractors or third parties.

                                      XII.
                               REPORTING ACCURACY
                               ------------------

         All financial settlements, billings and reports rendered to Farmors by Newfield and all bills given to Newfield by Farmors pursuant to this Agreement and/or any amendments, shall reflect properly the facts about all activities and transactions. Each Party agrees to notify the other Party promptly upon discovery of any instance where it has reason to believe data supplied is no longer accurate or complete.

                                      XIII.
                                  AUDIT RIGHTS
                                  ------------

         Farmors, upon written notice to Newfield, shall have the right, for a period of twenty-four (24) months from the end of the calendar year in which a payout statement or ORRI disbursement is or should have been received, to audit Newfield's records of all proceeds, operating expenses and any other data or information attributable to such payout statement or ORRI disbursement and the rights of Farmors pursuant to this Agreement.

WC 593 Farmout Agreement
July 7, 2006
Page 8

                                      XIV.
                                  WELL TAKEOVER
                                  -------------

         If, prior to earning an Assignment in and to the Contract Area as provided herein, Farmee elects to: (i) plug and abandon the Initial Test Well drilled hereunder; and (ii) not drill a Substitute Well therefor; then Farmee shall give written notice thereof and a copy of such well's final electric log to Farmors. Within twenty-four (24) hours after Farmors' receipt of such notice and log, Farmors shall give notice if they elect to take over such well, and, as to such well only, succeed to Farmee's interest therein and conduct such further operations as Famors may wish to conduct within such Farmout Lands. Farmors shall thereupon, at their sole cost, risk and expense, take immediate possession of such well and of materials, equipment and facilities owned or controlled by Farmee located at the well site and which may be useful in connection with further operations on such well. To the extent that Farmors use any such materials and equipment in their testing, deepening, sidetracking, evaluating or completion operations in connection with the Initial Test Well, Farmors will reimburse Farmee as follows:

         (a) The reasonable net salvage of pipe and any other materials in the well that could have been recovered by Farmee, if Farmors had not taken over such well.

         (b) A reasonable charge for the use of Farmee's drill pipe, machinery and equipment, to compensate Farmee for the normal wear and tear resulting from Farmors' use thereof.

         (c) A reasonable compensation for any of Farmee's materials located at the well site, which will have no salvage value after being used by Farmors.

Upon taking over the well, Farmors shall proceed to conduct all subsequent operations in and on such well and, as of the date of such notice of takeover, shall (i) own one hundred percent (100%) of the working interest in such well and (ii) be responsible for and bear the entire risk and expense of further operations in connection with such well, including, but not limited to, the cost of completion or abandonment of such well and its associated facilities and equipment. If Farmors complete such well as producers, Farmors will own exclusively, subject to the applicable terms and provisions of this Agreement, the well, wellbore, all associated facilities and equipment and all production therefrom, regardless of the depth of the well, and Farmee shall, upon request from Farmors, furnish Farmors with such documents in recordable form as may be required to perfect title to such well, wellbore and all associated facilities and equipment and production therefrom. The provisions of this section shall not apply to operations proposed by Farmee to plug back and/or sidetrack a well drilled pursuant to this Agreement.

                                       XV.
                              RIGHTS TO PRODUCTION
                              --------------------

         Each Party shall own and have the right to receive in-kind and to separately dispose of its proportionate share of the oil and gas production from the Assigned Premises.

WC 593 Farmout Agreement
July 7, 2006
Page 9

                                      XVI.
                           LEASE MAINTENANCE PAYMENTS
                           --------------------------

         Prior to the time Newfield receives an Assignment under this Agreement, Mariner shall pay any rentals and/or minimum royalty necessary to perpetuate the Lease. Subsequent to such Assignment, Mariner will continue to make such payments; provided however, Mariner may be relieved of such obligation at such time as all wells on the Lease in which Farmors have a working interest are no longer capable of producing in Farmors' judgment and Farmors give Newfield notice at least sixty (60) days prior to any payment due date, and thereafter Newfield shall be responsible for such payments. Any payments made by Mariner prior or subsequent to any Assignment hereunder, shall be reimbursed to Mariner by Newfield within thirty (30) days of its receipt of invoice for such payment. Upon the written request of a non-paying Party, the Party responsible for making the rental or minimum royalty payments shall provide proof of any such payment.

         Should Farmee at any time intend to release, surrender, abandon or allow to terminate (whether by cessation of production, nonpayment of rentals or otherwise) such rights, Farmee shall give written notice thereof to Farmors at least sixty (60) days prior to the date of any such intended release, surrender or abandonment, or the date on which same would terminate. Farmors shall, within fifteen (15) days after receipt of any such notice, notify Farmee whether or not Farmors desire to receive a reassignment of such rights. If Farmors notifies Farmee of their desire to receive such reassignment, Farmee shall execute and deliver to Farmors such reassignment in form and substance reasonably satisfactory to Farmors, free and clear of all liens, claims, mortgages and other encumbrances against the Lease created by Farmee and which shall be free and clear of any overriding royalty interest, production payment and other similar burdens of any kind, created by Farmee, with the exception of lessor's royalty pursuant to the Lease terms covering such Farmout Lands. No such reassignment shall, however, relieve Farmee (1) of the obligation to plug and abandon any wells drilled by Farmee on the premises covered by such reassignment, at Farmee's sole risk and cost and in strict accordance with all applicable laws and applicable rules, regulations and orders of governmental authorities, or (2) of any other obligation imposed upon Farmee by the Agreement, unless Farmors specifically agrees in writing to assume such obligations.

                                      XVII.
                                 APPLICABLE LAW
                                 --------------

         THE LEASE AND ALL OPERATIONS CONDUCTED HEREUNDER BY NEWFIELD SHALL BE SUBJECT TO ALL VALID AND APPLICABLE FEDERAL LAWS, RULES, REGULATIONS AND ORDERS ("FEDERAL LAW"). TO THE EXTENT REQUIRED BY FEDERAL LAW, THE LAWS OF THE STATE ADJACENT TO THE LEASE SHALL APPLY. THIS AGREEMENT SHALL OTHERWISE BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, EXCLUSIVE OF ANY PROVISIONS THAT WOULD DIRECT THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION. In the event this Agreement or such operations, or any part thereof, contemplated hereby are found to be inconsistent with or contrary to any such laws, rules, regulations or orders, the laws, rules, regulations or orders shall be deemed to control and this Agreement shall be regarded as modified accordingly and as so modified shall continue in full force and effect.

WC 593 Farmout Agreement
July 7, 2006
Page 10

                                     XVIII.
                                  MISCELLANEOUS
                                  -------------

A. Except as otherwise provided for in this Agreement, this Agreement contains and comprises the entire agreement between the Parties regarding the Lease and Contract Area and supersedes any previous negotiations or documents related thereto. Any amendments, changes or modifications to the rights and obligations of the Parties hereto shall be in writing and shall be effective only when agreed in writing by all Parties. Farmors make no warranty, statutory, express or implied, with respect to its ownership in the Lease, except by, through or under Farmors.

B. The section headings used herein are for convenience only and shall not be construed as having any substantive significance or as indicating that all of the provisions of this Agreement relating to any particular topic are to be found in any particular section.

C. All notices given hereunder, except information as specified in Exhibit "A", shall be given to the Parties at the following addresses:

Mariner Energy, Inc.                              Gulfsands Petroleum USA, Inc.
2000 W. Sam Houston Parkway South                 3050 Post Oak Boulevard
Suite 2000                                        Suite 1700
Houston, TX 77042                                 Houston, TX  77056
ATTN: Dan Tinkler                                 ATTN: Susan Weber
Telephone:          (713) 954-5522                Phone:         (713) 626-9564
Facsimile:          (713) 954-5570                Facsimile:     (713) 626-0888

Newfield Exploration Company
363 N. Sam Houston Parkway East
Suite 2020
Houston, TX 77060
ATTN: Christina B. Linscomb
Telephone:          (281) 847-6074
Facsimile:          (281) 405-4207

         All notices hereunder shall be deemed given for all purposes if in writing and delivered personally, sent by documented mail or overnight delivery service or, to the extent receipt is confirmed, telecopy, facsimile or other electronic transmission service to the appropriate address or number set forth above, and deemed delivered when received.

D. All obligations imposed by this Agreement on each Party, except for the payment of money and providing of indemnification, shall be suspended and all periods of time for exercising any rights hereunder shall be extended while compliance is prevented, in whole or in part, by a labor dispute, fire, flood, hurricane, war, civil disturbance, or act of God; by laws; by governmental rules, regulations, or orders; by governmental action or governmental delay; by inability to obtain a rig or secure materials; or by any other cause, whether similar or dissimilar, beyond the reasonable control of the said Party; provided, however, that performance shall be resumed within a reasonable time after such cause has been removed; and provided further that no Party shall be

WC 593 Farmout Agreement
July 7, 2006
Page 11

         required against its will to settle any labor dispute ("Force Majeure"). Whenever a Party's obligations or rights are suspended or extended hereunder, such Party shall immediately notify the other Party, giving full particulars of the reason for such suspension or extension, and such Party shall thereafter diligently endeavor to remove or correct the cause of such Force Majeure event as soon as reasonably possible.

E. Any overriding royalty, production payment, or net profits interest burden that may be created subsequent to the date of this Agreement other than the ORRI reserved by Farmor under this shall not burden, in any manner, the interests that Newfield may earn.

F. The Exhibits to this Agreement, listed below, are hereby incorporated herein for all intents and purposes.

                  Exhibits "A"- Well Information
                  Exhibit "B"- Newfield's Insurance Provisions


         If the foregoing terms and conditions are acceptable to Mariner and Gulfsands, please indicate your agreement by signing in the space provided below and returning a signed copy via telefax to (281) 405-4207. Should you have any questions regarding this Agreement, please contact Ms. Christina Linscomb at
(281) 847-6074.


Sincerely,


/s/ JOHN H. JASEK
---------------------------------------
John H. Jasek
General Manager - GOM


AGREED TO AND ACCEPTED this 4th day of August, 2006.

MARINER ENERGY, INC.                         GULFSANDS PETROLEUM USA, INC.

By: /s/ M.C. Vanden Bold                     By:
    ------------------------------              --------------------------------
Name:   M.C. Vanden Bold                        Name:
      ----------------------------                   ---------------------------
Title:  Sr. V. P.                               Title:
      ----------------------------                     -------------------------

WC 593 Farmout Agreement
July 7, 2006
Page 11

         required against its will to settle any labor dispute ("Force Majeure"). Whenever a Party's obligations or rights are suspended or extended hereunder, such Party shall immediately notify the other Party, giving full particulars of the reason for such suspension or extension, and such Party shall thereafter diligently endeavor to remove or correct the cause of such Force Majeure event as soon as reasonably possible.

E. Any overriding royalty, production payment, or net profits interest burden that may be created subsequent to the date of this Agreement other than the ORRI reserved by Farmor under this shall not burden, in any manner, the interests that Newfield may earn.

F. The Exhibits to this Agreement, listed below, are hereby incorporated herein, for all intents and purposes.

                  Exhibits "A"- Well Information
                  Exhibit "B"- Newfield's Insurance Provisions

         If the foregoing terms and conditions are acceptable to Mariner and Gulfsands, please indicate your agreement by signing in the space provided below and returning a signed copy via telefax to (281) 405-4207. Should you have any questions regarding this Agreement, please contact Ms. Christina Linscomb at
(281) 847-6074.



/s/ JOHN H. JASEK
----------------------------
John H. Jasek
General Manager - GOM


AGREED TO AND ACCEPTED this 7th day of August, 2006.

MARINER ENERGY, INC.                         GULFSANDS PETROLEUM USA, INC.

By:                                          By: /s/ DAVID F. DECORT
   -------------------------------               -------------------------------
Name:                                        Name:  David F. De Cort
     -----------------------------                 -----------------------------
Title:                                       Title: Vice President
      ----------------------------                  ----------------------------

WC 593 Farmout Agreement
July 7, 2006
Page 11


         required against its will to settle any labor dispute ("Force Majeure"). Whenever a Party's obligations or rights are suspended or extended hereunder, such Party shall immediately notify the other Party, giving full particulars of the reason for such suspension or extension, and such Party shall thereafter diligently endeavor to remove or correct the cause of such Force Majeure event as soon as reasonably possible.

E. Any overriding royalty, production payment, or net profits interest burden that may be created subsequent to the date of this Agreement other than the ORRI reserved by Farmor under this shall not burden, in any manner, the interests that Newfield may earn.

F. The Exhibits to this Agreement, listed below, are hereby incorporated herein for all intents and purposes.


                  Exhibits "A"- Well Information
                  Exhibit "B"- Newfield's Insurance Provisions

         If the foregoing terms and conditions are acceptable to Mariner and Gulfsands, please indicate your agreement by signing in the space provided below and returning a signed copy via telefax to (281) 405-4207. Should you have any questions regarding this Agreement, please contact Ms. Christina Linscomb at
(281) 847-6074.



/s/ JOHN H. JASEK
----------------------------
John H. Jasek
General Manager - GOM


AGREED TO AND ACCEPTED this_____________________ day of______________, 2006.

MARINER ENERGY, INC.                         GULFSANDS PETROLEUM USA, INC.

By:                                          By:
   -------------------------------               -------------------------------
Name:                                        Name:
     -----------------------------                 -----------------------------
Title:                                       Title:
      ----------------------------                  ----------------------------

                                  EXHIBIT "A"
                                  -----------

         Attached to and made a part of that certain Farmout Agreement dated July 7, 2006, by and between Mariner Energy, Inc. and
                 Gulfsands Petroleum USA, Inc. ("Farmors") and
                     Newfield Exploration Company ('Farmee")


                          WELL INFORMATION REQUIREMENTS
                          -----------------------------
                                 (NON-OPERATED)
                                 --------------


The remainder of this page is left blank intentionally

                                   EXHIBIT "B"

          Attached to and made a part of that certain Farmout Agreement dated July 7, 2006, by and between Mariner Energy, Inc. and
                  Gulfsands Petroleum USA, Inc. ("Farmors") and
                     Newfield Exploration Company ("Farmee")

               NEWFIELD EXPLORATION COMPANY'S INSURANCE PROVISIONS
               ---------------------------------------------------

Newfield shall secure and maintain the following insurance coverages:

         A. Worker's Compensation and Employer's Liability Insurance in accordance with all applicable federal, state and maritime laws (including the Longshoremen's and Harbor Worker's Act and its extension by the Outer Continental Shelf Lands Act, the Death on the High Seas Act and the Jones Act) covering Newfield's personnel, with limits for Employer's Liability Insurance, including Maritime Employer's Liability, of not less than $1,000,000 per occurrence. If applicable, such insurance shall include a territorial extension covering the area of the Gulf of Mexico where the operations under this Agreement are to be performed.

         B. General Liability Insurance, with limits of liability for bodily injury and property damage of not less than $1,000,000 any occurrence. Such insurance shall provide coverage for pollution liability and contractual liability, and should also include the following:

         1. Territorial extension to include coverage for the area of the Gulf of Mexico where the operations under this Agreement are to be performed.
         2. "In rem" endorsement, stating that an action "in rem" shall be treated as a claim against the insured "in personam".

         C. Aircraft Liability Insurance for any of Newfield's operations that may require the use of aircraft, including helicopters, secured by either Newfield or the aircraft owner, with a combined single limit of not less than $5,000,000 per occurrence covering public liability, passenger liability, and property damage liability. Such insurance shall cover all owned and non-owned aircraft, including helicopters, used by Newfield in connection with its operations contemplated in this Agreement.

         D. Excess liability insurance over the liability insurance policies listed above with limits of not less than $25,000,000.

         E. During any drilling, completion, plugging, workover or recompletion activity on any well drilled hereunder, Operator's Extra Expense insurance, with a minimum limit of $50,000,000, which includes coverage for Control of Well, Pollution Liability and Cleanup, Care, Custody and Control, Deliberate Well Firing, Making Wells Safe and voluntary Removal of Wreck/Debris whether such removal is at the request of a government authority or Farmor.

         F. Vessel P&I and Hull Insurance for all vessels owned or operated by Newfield, its contractors or subcontractors in performance of operations contemplated with this Agreement secured by either Newfield or the vessel owner. The Hull insurance shall be in an amount equal to the value of the vessel(s), and the P&I insurance shall be in an amount equal to the value of the vessel(s) or $10,000,000, whichever is greater.

         G. With respect to its offshore operations, Newfield shall comply with all applicable governmental regulations including the demonstration of Oil Spill Financial Responsibility for its offshore facilities. Farmor is under no obligation to assume OSFR demonstration to the MMS on behalf of Newfield with respect to the operations contemplated herein, unless otherwise indicated in this Agreement

         H. Farmee shall submit to Farmors at the time Farmee executes this Agreement, a Certificate of Insurance evidencing that coverage of the type and limits set forth hereinabove are in effect. Policies providing such coverages shall contain provisions that no cancellations or material changes in the policies shall become effective except on thirty (30) days advance written notice thereof to Farmor, provided, however, that no such material changes or cancellations shall relieve Farmee of its obligation to maintain insurance in accordance with this Exhibit. Irrespective of the requirements as to insurance to be carried as provided for herein, the insolvency, bankruptcy or failure of any insurance company carrying insurance of Farmee, or the failure of any insurance company to pay claims accruing, or the inadequacy of the limits of the insurance, shall not affect, negate or waive any of the provisions of this Agreement, including, without exception, the indemnity obligations of Farmee.

Farmee agrees to require any policies of insurance, except Workers' Compensation coverages, which are in any way related to operations on the Farmout Lands and that are secured and maintained by Farmee or its subcontractors, to include Farmors, its Affiliates and their directors, officers, employees and agents, as Additional Insured to the extent of the liabilities assured by Farmee under this Agreement, except for Paragraph A and E above. Furthermore, Farmee shall waive all rights of recovery against Farmors, and their Affiliates which Farmee may have or acquire because of deductible clauses in or inadequacy of limits of, any policies of insurance maintained by Farmee.

To the extent of the liabilities assured by Farmee under this Agreement, Farmee agrees to require all such policies of insurance which are in any way related to the operations on the Farmout Lands and that are secured and maintained by Farmee or its subcontractors, to include clauses providing that each underwriter shall waive its rights of recovery, under subrogation or otherwise, against Farmor, and their Affiliates and their directors, officers, employees and agents.

All insurance policies, except Workers' Compensation / Employer's Liability, to be maintained by Farmee shall be endorsed to provide a Severability of Interests or Cross Liability Clause; and, provide that the insurance shall be primary and not excess to or contributing with any insurance or self insurance maintained by Farmors.

In no event shall the amount or scope of the insurance required by this Exhibit place any limitation on the liability assumed by Farmee elsewhere in this Agreement. Any and all deductibles or self-insured retentions in the above described insurance policies shall be assumed by, for the account of, and at the sole risk of Farmee.

All limits of insurance as required above may be met through the use of primary and excess policies at the discretion the Farmee, so long as the total level of insurance provided is equal to or greater than the amount required by this insurance Exhibit.

All insurance obligations under this Exhibit shall be independent of the indemnity obligations contained in the Agreement and shall apply regardless of whether the indemnity provisions contained in the Agreement are enforceable.


                          - - -End of Exhibit "B"- - -